UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                 AUGUST 4, 2006

                          ----------------------------


                               BLUE HOLDINGS, INC.
               (Exact name of registrant as specified in charter)

                                     NEVADA
         (State or other Jurisdiction of Incorporation or Organization)


       000-33297                                        88-0450923
(Commission File Number)                       (IRS Employer Identification No.)

                              5804 E. SLAUSON AVE.,
                               COMMERCE, CA 90040
                         (Address of Principal Executive
                              Offices and zip code)

                                 (323) 725-5555
                             (Registrant's telephone
                          number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         On July 25, 2005, Blue Holdings, Inc. (the "Registrant"), entered into an Inventory Loan Facility Agreement (the "Blue Holdings Inventory Loan Agreement") with FTC Commercial Corp. ("FTC"). On July 25, 2005, Antik Denim, LLC ("Antik"), a wholly-owned subsidiary of the "Registrant, also entered into an Inventory Loan Facility Agreement (the "Antik Inventory Loan Agreement") with FTC. On October 31, 2005, Taverniti So Jeans, LLC, a wholly-owned subsidiary of the Registrant ("Taverniti" and together with Antik and the Registrant, the "Inventory Loan Parties" and each an "Inventory Loan Party"), entered into an Inventory Loan Facility Agreement (the "Taverniti Inventory Loan Agreement" and together with the Antik Inventory Loan Agreement and the Blue Holdings Inventory Loan Agreement, the "Inventory Loan Agreements" and each an "Inventory Loan Agreement") with FTC.

         On August 4, 2006, the Registrant entered into three amendments to the Blue Holdings Inventory Loan Agreement, Antik entered into three amendments to the Antik Inventory Loan Agreement, and Taverniti entered into one amendment to the Taverniti Inventory Loan Agreement. The amendments, examined in the aggregate, and the Registrant's continued use of the Inventory Loan Agreements, have made the Inventory Loan Agreements material to the Registrant.

         Amendment No. 1 to the Blue Holdings Inventory Loan Agreement and Amendment No. 1 to the Antik Inventory Loan Agreement, each effective as of July 26, 2005, revised such Inventory Loan Agreements to provide that the interest rate charged on outstanding inventory loans will be the same rate charged in
Section 23 of the factoring agreements between FTC and each of the Registrant and Antik.

         Amendment No. 2 to the Blue Holdings Inventory Loan Agreement and Amendment No. 2 to the Antik Inventory Loan Agreement, each effective as of October 31, 2005, revised such Inventory Loan Agreements to:

o Provide that the aggregate principal amount outstanding at any time under the inventory facility shall not exceed the lesser of (a) the inventory base (as defined in the Inventory Loan Agreements) or (b) up to $1,500,000 minus (i) the aggregate amount of outstanding inventory loans made to Taverniti and (ii) the aggregate amount of outstanding inventory loans made to Antik (with respect to the Registrant) / the Registrant (with respect to Antik);

o Provide for termination of such Inventory Loan Agreements at FTC's discretion on the earlier of (a) the date on which an event of default occurs under such Inventory Loan Agreements or any other agreement between FTC and the Registrant, Antik or Taverniti, or (b) the date on which any factoring agreement between FTC and the Registrant, Antik or Taverniti (collectively the "Factoring Agreements") is terminated;

o Require that such parties provide to FTC within 21 days after the end of each month, (a) an inventory certification substantially in the form attached to such Inventory


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         Loan  Agreements,  (b) an aging of all  inventory as of the end of such month and (c) a report detailing the fabrics, finished goods inventory available for sale and the finished goods inventory sold as of the end of such month;

o Provide as a condition precedent that no default under any agreement between FTC and the Registrant, Antik or Taverniti shall have occurred or would occur as a result of any extension of credit under the inventory loan facilities;

o Provide that a default (i.e. failure to perform any terms or conditions or a breach of any representations or warranties) under any agreement between FTC and the Registrant, Antik or Taverniti shall constitute a default under all other agreements between FTC and the Registrant, Antik or Taverniti; and

o Provide that to establish such reserves as FTC deems necessary, a default shall occur under such Inventory Loan Agreements and the agreements between FTC and the Registrant or Antik (as applicable), if, at end of any fiscal quarter, (i) 30% or more of the aggregate outstanding unpaid accounts assigned to FTC under the Factoring Agreements are 60 or more days past due and/or (ii) the aggregate amount of accounts charged back by FTC under the Factoring Agreements during such fiscal quarter is equal to or greater than 30% or more of the aggregate amount of accounts assigned to FTC under the factoring agreements between FTC and each of the Registrant, Antik or Taverniti during such fiscal quarter.

         Amendment No. 3 to the Blue Holdings Inventory Loan Agreement, Amendment No. 3 to the Antik Inventory Loan Agreement and Amendment No. 1 to the Taverniti Inventory Loan Agreement, each effective as of January 1, 2006, revised such Inventory Loan Agreements to revise the definition of "Inventory Base" to include up to 50% of the value (the lesser of cost or market) of each company's raw material and finished goods inventory which FTC determines to be eligible for inclusion in the inventory base, and to increase the aggregate principal amount outstanding at any time under the inventory facility to the lesser of (a) the inventory base or (b) up to $2,400,000 minus (i) the aggregate amount of outstanding inventory loans made to:

o        With respect to the Registrant, Taverniti and Antik

o        With respect to Taverniti, the Registrant and Antik; and

o        With respect to Antik, the Registrant and Taverniti.

         The Blue Holdings Inventory Loan Agreement originally provided for the extension by FTC of an inventory loan facility to the Registrant in the aggregate principal amount of the lesser of the inventory base or $1,500,000 minus the aggregate amount of then outstanding loans made to Antik under the Antik Inventory Loan Agreement, and for a 10-day period after the end of each month for the Registrant to provide to FTC various reports regarding the Registrant's inventory. The Antik Inventory Loan Agreement originally provided for the extension by FTC of an inventory loan facility to Antik in the aggregate principal amount of the lesser of the inventory base or $1,500,000 minus the aggregate amount of then outstanding loans made to the Registrant under the Blue Holdings Inventory Loan Agreement, and for a 10-day period after the end of each month for Antik to provide to FTC various reports regarding Antik's inventory. The Taverniti Inventory Loan Agreement originally provided for the extension by FTC of an inventory loan facility to Taverniti in the


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aggregate  principal  amount of the lesser of the  inventory  base or $1,500,000 minus the aggregate amount of then outstanding loans made to Antik and the Registrant under the Antik Inventory Loan Agreement and the Blue Holdings Inventory Loan Agreement, respectively, and for the provisions contained in Amendments No. 1 and 2 to the Blue Holdings Inventory Loan Agreement and the Antik Inventory Loan Agreement.

         The Inventory Loan Agreements also originally defined inventory base to include up to 33.33% of the value (the lesser of cost or market) of each company's raw material and finished goods inventory which FTC determined to be eligible for inclusion in the inventory base.

         The Inventory Loan Agreements are guaranteed by Paul Guez, the Company's Chairman, Chief Executive Officer and President, and majority shareholder, and by the Paul and Elizabeth Guez Living Trust dated February 13, 1998, of which Paul Guez and his spouse, Elizabeth Guez, serve as trustees. In addition, the Blue Holdings Inventory Loan Agreement is guaranteed by each of Antik and Taverniti, the Antik Inventory Loan Agreement is guaranteed by each of the Registrant and Taverniti, and the Taverniti Inventory Loan Agreement is guaranteed by each of the Registrant and Antik.

         On August 4, 2006, each of the Inventory Loan Parties entered into an Indemnity Agreement for Factor and Supplier Guarantees with FTC, effective January 1, 2006, pursuant to which FTC may, at its sole discretion, guarantee payment of certain obligations of the Inventory Loan Parties to assist such parties in the purchase of goods and for other purposes. Each Inventory Loan Party agreed to pay FTC a fee equal to 1% of the amount of each guaranty (provided that such fee shall not be less than $150) for each 60-day period (or part thereof) from the date of issuance of a guaranty to the stated expiration date of the guaranty, and to reimburse FTC for all fees and expenses charged to FTC in connection with any guaranty. Each Inventory Loan Party also agreed to indemnify FTC from any and all losses and claims arising in connection with all guaranties and for all guaranty obligations. FTC may, at its discretion, reduce the amount of advances available to each Inventory Loan Party which would otherwise be available under such party's Factoring Agreement and Inventory Loan Agreement by the amount of all outstanding guaranties to such party.

         As security for their obligations under the applicable Inventory Loan Agreements and for the prompt repayment of any indebtedness to FTC, each of the Registrant and Antik entered into a Continuing Security Agreement dated June 25, 2005, and Taverniti entered into a Continuing Security Agreement dated October 31, 2005, pursuant to which such parties pledged, assigned and granted to FTC a continuing lien upon and security interest in, subject to no encumbrance, all of such party's right, title and interest in and to all presently existing and future accounts, merchandise, inventory, goods, general intangibles, balances, reserves, deposits, debts or any other amounts or obligations of FTC owning to the applicable Inventory Loan Party, equipment, motor vehicles, and all proceeds and products of each of the foregoing. Upon an event of default, FTC has no obligation to make further loans or other financial accommodations to or on behalf of each Inventory Loan Party, FTC may declare by notice to each Inventory Loan Party any and all obligations to be immediately due and payable, and FTC may collect upon any part of the collateral.

         On August 4, 2006, the Registrant and Antik entered into amendments to the Continuing Security Agreements, effective as of October 31, 2005, revising the events of default included under


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such Continuing  Security  Agreements to add any  misappropriation,  conversion, diversion, fraud or any material loss, theft or damage of the collateral, to add the issuance of any warrant, process or order of attachment against the collateral (as opposed to any property of the obligor, whether or not collateral), and to exclude an obligor's determination of its insecurity with respect to financial condition or a decrease in the value of the collateral.

         On August 7, 2006, the Registrant entered into a Revolving Promissory Note ("Note") with Paul Guez, the Registrant's Chairman, Chief Executive Officer and President and majority shareholder, for an aggregate principal amount up to a maximum of $3,000,000. Under the terms of the Note, Mr. Guez agreed to make advances to the Registrant from time to time through December 31, 2007. Mr. Guez has advanced approximately $2.46 million to the Registrant. Under the terms of the Note, interest accrues at a rate of 6% per annum from the date of any advance. All outstanding and unpaid principal and interest are due and payable on December 31, 2007. Upon the Registrant's default on any payment under the Note, the Registrant's breach of any material provisions between the Registrant and Mr. Guez or the Registrant's filing for bankruptcy or similar protection, Mr. Guez shall be held in a first position on the entire amount due on the Note and the Note shall immediately become due and payable upon written notice from Mr. Guez and interest shall accrue at the rate of 10% per annum or the legal rate of interest, whichever is lower.

         The Note was approved by a majority of the Company's Board of Directors, including all of its independent directors.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Blue Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               BLUE HOLDINGS, INC.


Date:  August 10, 2006         By:    /s/ Patrick Chow
                                      -----------------------------------------
                                      Patrick Chow, Chief Financial Officer and
                                      Secretary


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